UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 23, 2016

Realty Finance Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation)	000-55188 (Commission File Number)	46-1406086 (I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor

New York, New York 10022

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Peter M. Budko as Interim President

On March 23, 2016, Matthew Donnelly resigned from his positions as President and Chief Operating Officer of Realty Finance Trust, Inc. (the “Company”) and Realty Finance Advisors, LLC, the Company’s advisor (the “Advisor”), effective as of that same date. On March 28, 2016, the Board of Directors (the “Board”) of the Company appointed Peter M. Budko, currently the Chief Executive Officer of the Company and Chairman of the Board, to serve as Interim President of the Company and the Advisor, effective as of that same date. There are no related party transactions involving Mr. Budko that are reportable under Item 404(a) of Regulation S-K.

Peter M. Budko has served as an executive officer of the Company and the Advisor since their formation in November 2012. Mr. Budko has also served as chairman of the board of directors of Business Development Corporation of America (“BDCA”) since December 2014 and as chief executive officer of BDCA since November 2014. Mr. Budko previously served as an executive officer of BDCA and the BDCA adviser since June 2010. Mr. Budko has also served as president and chief operating officer of Business Development Corporation of America II (“BDCA II”) and as chief executive officer of the BDCA II adviser since May 2014. He also previously served as a director of RCS Capital Corporation (“RCAP”) from February 2013 until August 2015 and as chief investment officer of RCAP from February 2013 until December 2014. Mr. Budko has been a principal and a member of the investment committee of the adviser to Crossroads Capital, Inc. (formerly BDCA Venture, Inc.), a publicly-listed BDC (“BDCV”), BDCA Venture Adviser, LLC (“BDCV Adviser”), since July 2014. Mr. Budko was a founding partner of the Company’s sponsor and serves or has served in various executive capacities among other public, non-traded investment programs currently or formerly sponsored by the Company’s sponsor. Mr. Budko founded and formerly served as managing director and group head of the Structured Asset Finance Group, a division of Wachovia Capital Markets from 1997 to 2006. As head of this group, Mr. Budko had responsibility for a diverse platform of structured financial and credit products, including commercial asset securitization; net lease credit financing and acquisitions; structured tax free asset exchange solutions and qualified intermediary services for real estate exchange investors. While at Wachovia, Mr. Budko acquired over $5 billion of assets. From 1987 to 1997, Mr. Budko worked in the Private Placement and Corporate Real Estate Finance Groups at NationsBank Capital Markets (predecessor to Bank of America Securities), becoming head of the Corporate Real Estate Finance group in 1990. Within the Private Placement group, Mr. Budko was responsible for the origination, structuring and placement of highly structured debt offerings by corporate issuers within NationsBank. Mr. Budko received a B.A. in Physics from the University of North Carolina.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Realty Finance Trust, Inc.
By:	/s/ Peter M. Budko
Name:	Peter M. Budko
Title:	Chief Executive Officer and Interim President

Date: March 29, 2016